Barington
Barington Captial Group



April 4, 2000

John J. Schultz
Designs, Inc.
66 B Street
Needham, MA 02494-2702

Dear Mr. Schultz:

Effective as of April 4, 2000, I hereby resign as a Director of Designs, Inc.


                                                       Sincerely,

                                                       /s/ JAMES MITAROTONDA
                                                       James Mitarotonda





cc: Seymour Holtzman


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